Exhibit 1.1 Form of Underwriting Agreement

[                        ] Shares of Common Stock

NEWTEK BUSINESS SERVICES, INC.

UNDERWRITING AGREEMENT

June     , 2004

ROTH CAPITAL PARTNERS, LLC

24 Corporate Plaza

Newport Beach, CA 92660

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Newtek Business Services, Inc., a corporation organized and existing under the laws of New York (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Exhibit A hereto (collectively, the “Underwriters”), for whom Roth Capital Partners, LLC and Maxim Group LLC are acting as representatives (in such capacity, the “Representatives”), to sell and issue to the Underwriters an aggregate of [            ] shares (the “Firm Shares”) of its common stock, par value $0.02 per share (the “Common Stock”). In addition, the Company, on a first priority basis, and the shareholders of the Company listed on Schedule B hereto (the “Selling Shareholders”), on a second priority basis, propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, an aggregate additional amount of [            ] shares of Common Stock (the “Additional Shares”). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” The Shares are more fully described in the Registration Statement and Prospectus referred to below. The offering and sale of the Shares contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

1. Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Additional Closing Date:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 115615), and amendments thereto, and related preliminary prospectuses for the registration under the

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Maxim Group

June     , 2004

Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as

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Maxim Group

June     , 2004

the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date(as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the subsections of the “Underwriting” section of the Prospectus captioned “Nature of the Underwriting Commitment,” “Conduct of the Offering” and “Stabilization.”

(c) PricewaterhouseCoopers LLP, whose reports relating to the Company and CrystalTech Web Hosting, Inc. (“CrystalTech”) are included in the Registration Statement, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

Roth Capital Partners

Maxim Group

June     , 2004

(d) Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which has a high probability of involving a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and each direct or indirect subsidiary of the Company listed on Schedule C hereto (the “Subsidiaries”), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(e) As of the dates indicated in the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “As Adjusted” in such section. After giving effect to the Offering, the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and the acquisition by the Company of CrystalTech, the authorized, issued and outstanding shares of capital stock of the Company were will be as set forth in the column headed “Pro Form As Adjusted” in the section of the Prospectus captioned “Capitalization.” All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security. As used herein, the term “Relevant Security” means any Common Stock or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for Common Stock or equity securities, or that holds the right to acquire any Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

Roth Capital Partners

Maxim Group

June     , 2004

(f) The Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on each of the Closing Date and the Additional Closing Date, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The shares of Common Stock representing the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(g) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). No director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

(h) Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

Roth Capital Partners

Maxim Group

June     , 2004

(i) Neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(j) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate each of the transactions contemplated by this Agreement. The Company has duly and validly authorized this Agreement and each of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement do not and, to the knowledge of the Company, will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign.

(l) Each of the Company and the Subsidiaries has all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its

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Maxim Group

June     , 2004

properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. Without limiting the generality of the foregoing, the Company confirms that the foregoing representations and warranties are true with respect to the Company’s and its Subsidiaries’ ownership and operation of those Subsidiaries which are certified capital companies under applicable state law (such Subsidiaries, the “Capcos”).

(m) Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, including, without limitation, those relating to the Company’s and the Subsidiaries’ ownership and operation of the Capcos, the non-compliance with which would not have a Material Adverse Effect. Neither the Company, any Capco or any of their respective Affiliates (within the meaning of Rule 144 under the Securities Act) (collectively, “Affiliates”) has received any notice or other information from any regulatory or other legal or governmental agency relating to any default or potential decertification by the Company, any Capco or any of their respective Affiliates under any applicable Capco program.

(n) Each of the Subsidiaries which are Capcos have complied with all minimum investment schedules applicable to such Subsidiaries that are mandated by either (i) applicable laws, rules and regulations or (ii) contracts, agreements, understandings or policies to which such Subsidiaries are parties or by which such Subsidiaries are bound (including, without limitation, all Capco insurance policies).

(o) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic (including, without limitation, any agency or body having authority over the Company’s Capcos), is required for the execution, delivery and performance of this Agreement or consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of The NASDAQ Stock Market, Inc., including the NASDAQ National Market, where the Common Stock is presently listed for quotation (“NASDAQ”), the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

(p) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or

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Maxim Group

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arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(q) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries and for CrystalTech and the other entities for which financial statements are included in the Registration Statement and the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(r) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein (including, without limitation, CrystalTech) at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(s) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the

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Maxim Group

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Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(t) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on NASDAQ and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(u) The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD (the “NASD Rules”) and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(w) Neither the Company nor any of its Subsidiaries has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(x) Neither the Company nor any of its Affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could

Roth Capital Partners

Maxim Group

June     , 2004

reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(y) Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Prospectus or in any public filings relating to the Company filed with the Commission, neither Company nor any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(z) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(aa) The documents, exhibits or other materials incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb) The conditions for use of Form S-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(cc) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(dd) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange

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Maxim Group

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Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference.

(ee) No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 (“Sarb-Ox”), directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ff) The Company is in material compliance with the provisions of Sarb-Ox and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by NASDAQ or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(gg) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(hh) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all

Roth Capital Partners

Maxim Group

June     , 2004

personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or any of the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ii) The Company and each Subsidiary: (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) have no knowledge that the conduct of their respective businesses do not or will not conflict with, and they have not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented (including, without limitation, the Internet-based, proprietary referral system referred to in the Prospectus) has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company. Except as set forth in the Registration Statement, the Prospectus or the Company Filings (as defined below), neither the Company nor any Subsidiary has granted or assigned to any other Person any right to sell the current products and services of the Company and its Subsidiaries or those products and services described in the Registration Statement and Prospectus. To the Company’s best knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. As used herein, the term “Company Filings” means all of the Company’s filings with the Commission prior to the date hereof via EDGAR.

(jj) The Company and its Subsidiaries maintain insurance of the types and in the amounts which are customary for companies engaged in similar businesses, including, but not limited to: (A) directors’ and officers’ insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering,

Roth Capital Partners

Maxim Group

June     , 2004

including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws), (B) insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against and (C) business interruption insurance. The Company maintains insurance (of which the Company is the beneficiary) with at least $2,000,000 of coverage of the lives of each of Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin. There are no claims by the Company or any Subsidiary under any policy or instrument described in this subparagraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this subparagraph are in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

(kk) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(ll) No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company’s knowledge, is likely to occur.

(mm) The Company and each Subsidiary have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable

Roth Capital Partners

Maxim Group

June     , 2004

laws and regulations, including any licensing, permits or reporting requirements, and any action by a Federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(nn) Except as set forth in the Registration Statement, the Prospectus or the Company Filings, neither the Company nor any Subsidiary is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” For purposes of this Section, “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

(oo) The Registration Statement and the Prospectus identify each employment, severance or other similar arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any employee or former employee of the Company or any Subsidiary or any of their respective ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(pp) Except as set forth in the Registration Statement, the Prospectus or the Company Filings, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any Subsidiary or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund,

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Maxim Group

June     , 2004

reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 40 1(h) of the Code). With respect to any of the Company’s or any Subsidiaries’ Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or any Subsidiary or their respective ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

(qq) Except: (i) as set forth in the Registration Statement, the Prospectus or the Company Filings or (ii) for the Company’s Controller and Chief Accounting Officer as of the Execution Date, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $60,000 to any officer, consultant, director or employee.

(rr) The execution of this Agreement and consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(ss) No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of Code), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(tt) Each of the Company and its Subsidiaries are in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the U.S. Small Business Administration (the “SBA”) and any state bank regulatory authority with jurisdiction over the Company or the Subsidiaries, as the case may be

Roth Capital Partners

Maxim Group

June     , 2004

(collectively, the “Bank Regulatory Authorities”), the failure to comply with which would have a Material Adverse Effect. Neither the Company nor the Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to an order or directive by, or is a recipient of any extraordinary supervisory letter from any Bank Regulatory Authority, specifically directed at the Company and the Subsidiary, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised in writing by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, specifically directed at the Company and the Subsidiary.

(uu) Newtek Small Business Finance, Inc., a Subsidiary (“NSBF”), is the sole holder of a certain Small Business Lending Company License (the “SBA License”) issued pursuant to the SBA Section 7(a) Guaranteed Loan Program. Neither the Company nor NSBF have received any written or oral information from the SBA or any other administrative or regulatory governmental agency that grounds do or may exist for revocation of the SBA License nor is the Company or NSBF aware of the existence of any such grounds. NSBF has complied, is in compliance in all material respects with, and is not in violation or breach of, any terms or conditions relating to the SBA License, its issuance or continuing business activities of NSFB thereunder.

(vv) NSBF is an approved “small business lending company” as prescribed by the rules and regulations of the SBA (the “SBA Rules and Regulations”) and, since its acquisition by the Company, NSBF has been in full compliance with all material SBA Rules and Regulations. NSBF is in good standing to originate loans for the SBA in all jurisdictions in which the business conducted by it makes such qualification necessary, and no event has occurred which would make NSBF unable to comply with SBA eligibility requirements or which would require notification to the SBA. NSBF has duly filed with the SBA in correct form all reports required to be filed under the SBA Rules and Regulations.

(ww) The Company and the applicable Subsidiaries, including, without limitation, NSBF, are in full compliance with, and all of the loans represented as assets on the most recent financial statements and selected financial information of the Company included in the Registration Statement and Prospectus, meet or are exempt from, all material requirements of federal, state and local law pertaining to lending, including, without limitation, applicable usury laws, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, no discrimination, consumer credit protection, equal credit opportunity, all disclosure laws applicable to such loans and all other applicable laws, rules and regulations.

(xx) Each of the Company and the applicable Subsidiaries, including, without limitation, Newtek Insurance Agency, LLC, are in compliance with the requirements of the

Roth Capital Partners

Maxim Group

June     , 2004

insurance laws and regulations of their respective states of incorporation or organization and the insurance laws and regulations of other jurisdictions which are applicable to the Company or such Subsidiaries, and each have filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement could not reasonably be expected to have a Material Adverse Effect.

(yy) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(zz) The Company has not offered, or caused the Underwriters to offer, the Firm Shares to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(aaa) As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the applicable Subsidiaries, either individually or taken as a whole, as the context requires.

(bbb) As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company and the applicable Subsidiaries who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company or the applicable Subsidiaries).

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to Ellenoff Grossman & Schole LLP, counsel for the Representatives (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Additional Closing Date:

(a) Such Selling Shareholder is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all Liens.

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Maxim Group

June     , 2004

(b) The Selling Shareholder holds no direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case indirectly though the ownership by such Selling Shareholder of shares of Common Stock.

(c) This Agreement and the “lock-up” agreement described in Section 7(g) hereof to be executed by such Selling Shareholder each constitute the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation, as applicable, of the governing documents of such Selling Shareholder or (iii) result in the violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of their properties or assets.

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated hereby or the agreements referred to in Section 3(c) above, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

(e) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) The sale of Shares by such Selling Shareholder pursuant to this Agreement is not prompted by the knowledge by such Selling Shareholder of any “material non-public information” concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus.

(g) Such Selling Shareholder has reviewed the Registration Statement and the Prospectus and, to the knowledge of such Selling Shareholder: the Registration Statement and the Prospectus: (i) are accurate and complete in all material respects, and (ii) do not contain any

Roth Capital Partners

Maxim Group

June     , 2004

untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made.

(h) Other than Newtek Securities, LLC, a Subsidiary, neither the Selling Shareholder nor any of his immediate family members or affiliates, either directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

Any certificate signed by any Selling Shareholder or, if applicable, any authorized officer of any Selling Shareholder, and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $[            ], the number of Firm Shares set forth opposite their respective names on Schedule A hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the offices of the Underwriters’ Counsel, 370 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the third (3rd) or, as permitted under Rule 15c6-1 under the Exchange Act, fourth (4th) business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company as permitted under Rule 15c6-1 under the Exchange Act (such time and date of payment and delivery being herein called the “Closing Date”). The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.”

(c) Payment of the purchase price for the Firm Shares shall be made by wire transfer in immediately available funds to or as directed by the Company upon delivery of certificates for the Firm Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two (2) business days before the Closing Date. The

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Maxim Group

June     , 2004

Company will permit the Representatives to examine and package such certificates for delivery at least one (1) full business day prior to the Closing Date.

(d) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Selling Shareholders (acting severally and not jointly) hereby grant to the Underwriters an option to purchase up to an aggregate of [            ] Additional Shares (in the denominations relating to each Selling Shareholder as set forth on Schedule B hereto) at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 3(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time on or before the forty-fifth (45th) day following the final date of the Prospectus, by written notice from the Representatives to the Company. If the option is exercised in part, the first fifty percent (50%) of the Additional Shares shall be offered by the Company and the remaining fifty percent (50%) of the Additional Shares shall be offered by the Selling Shareholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second (2nd) full business day after the date on which the option shall have been exercised nor later than the eighth (8th) full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Selling Shareholders the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate fractional shares as the Representatives in its sole discretion shall make.

(e) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 10 hereof), or such other time as shall be agreed upon by the Representatives and the Company.

(f) Payment of the purchase price for the Additional Shares shall be made by wire transfer in immediately available funds to or as directed by the Selling Shareholders upon delivery of certificates for the Additional Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in

Roth Capital Partners

Maxim Group

June     , 2004

such denominations as the Representatives may request at least two (2) business days before the Additional Closing Date. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

4. Offering. Upon authorization of the release of the Firm Shares by the Representatives, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

The Company will notify the Representatives immediately (and, if requested by the Representatives, will confirm such notice in writing): (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representatives shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representatives with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

Roth Capital Partners

Maxim Group

June     , 2004

(b) The Company shall comply with the Securities Act, the Exchange Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Exchange Act and all applicable Rules and Regulations in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document which is an exhibit to the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company shall use its commercially reasonable best efforts to consummate the closing of the acquisition of the assets of CrystalTech in accordance with the terms of that certain Asset Purchase Agreement, dated April 28, 2004, between the Company and CrystalTech within eight days of the closing of this offering.

(d) The Company will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(e) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(f) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act

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Maxim Group

June     , 2004

by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(g) The Company will use its best efforts, in cooperation with the Representatives, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representatives may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(h) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve (12) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an audited earnings statement of the Company and the Subsidiaries complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i) Except for the registration statement contemplated by Section 2(k) of that certain Asset Purchase Agreement, dated April 28, 2004, between the Company and CrystalTech, during the twelve (12) months following the Closing Date, without the consent of the Representatives which shall not be unreasonably withheld: (i) the Company will not file any registration statement relating to the offer or sale of any of the Company’s securities, including any Registration Statement on Form S-8, except Form S-8 filed with the Commission in connection with the Company’s Stock Option Plan.

(j) During the nine (9) month period following the Closing Date (the “Lock-Up Period”), without the consent of the Representatives, which consent shall not be unreasonably withheld, neither the Company, any holder in excess of 5.0% of the Common Stock of the Company (“Affiliated Shareholders”) nor any of the individuals listed on Schedule D hereto (such individuals, collectively with the Affiliated Shareholders, the “Lock-Up Parties”) will sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, except that:

(i) During the Lock-Up Period, Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin (each of whom are Lock-Up Parties) may make gifts of Common Stock to bona fide charitable institutions or otherwise transfer shares of Common Stock for bona fide tax or estate planning purposes and solely to such person’s spouse, brothers and sisters, lineal ascendants or descendants or trusts for the benefit of such individuals, it being agreed that: (A) such gifts or transfers of Common Stock shall not exceed 30,000 shares of Common Stock for each such individual during the Lock-Up Period, and (B) that the shares of Common Stock gifted shall be valued at the Fair Market Value (as defined below) on the date of the gift or transfer;

Roth Capital Partners

Maxim Group

June     , 2004

(ii) During the Lock-Up Period, each of the individuals listed on Schedule D other than Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin may transfer shares of Common Stock only for bona fide tax or estate planning purposes and solely to such person’s spouse, brothers and sisters, lineal ascendants or descendants or trusts for the benefit of such individuals, it being agreed that: (A) such transfers of Common Stock shall not exceed 30,000 shares of Common Stock for each such individual during the Lock-Up Period, and (B) that the shares of Common Stock transferred shall be valued at the Fair Market Value (as defined below) on the date of transfer;

(iii) if (A) the shares of Common Stock have traded at or above a price equal to 150% of the price to the public in connection with the Offering for not less than 20 consecutive trading during the Lock-Up Period, and (B) the minimum average trading volume for the Common Stock during such 20 day period has exceeded 40,000 shares per day, then the Lock-Period shall be reduced to six (6) months (it being understood that if the conditions described in this subsection (2) are achieved following the six-month anniversary of the Closing Date, the Lock-Up Period shall end once such conditions are achieved).

The Company will deliver to the Representatives the agreements of Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex II.

For purposes of this Section 5, the term “Fair Market Value” shall mean the last sale price of the Common Stock, during normal operating hours, as reported on NASDAQ.

(k) During the twelve (12) month period following the Closing Date, without the consent of the Representatives, which consent shall not be unreasonably withheld, no holders of registration rights relating to securities of the Company will exercise any such registration rights. The Company will deliver to the Representatives the agreements of such holders of registration rights to the foregoing effect prior to the Closing Date in the form reasonably agreeable to the Representatives.

(l) During the nine (9) month period following the Closing Date, the Company will not offer, sell or distribute any of its securities at a discount from the then current market price without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided, however, that during such nine (9) month period, the Company may contribute or make available for purchase up to 300,000 shares of Common Stock (or warrants to purchase such shares of Common Stock) in connection with a bona fide transaction involving one or more of the Company’s Capcos (each, a “Capco Transaction”); and provided further that:

(i) if the Company desires to contribute or make available for purchase in excess of 300,000 shares of Common Stock in connection with a Capco Transaction during such nine (9) month period, the Company shall first obtain the written approval of the Representatives, which shall not be unreasonably withheld;

Roth Capital Partners

Maxim Group

June     , 2004

(ii) any shares of Common Stock issued or to be issued in connection with a Capco Transaction during such nine (9) month period shall not be issued at more than a 20% discount to the then Fair Market Value on the day prior to the closing of the applicable Capco Transaction; and

(iii) the shares of Common Stock issued to or to be issued in connection with a Capco Transaction during such nine (9) month period shall be unregistered securities and without registration rights prior to a one (1) year holding period beginning on the Closing Date.

(m) During the twelve (12) month period following the Closing Date, the Company will not offer or sell any convertible securities convertible at a price that may, at the time of conversion, be less than the Fair Market Value of the Common Stock of the date of the original sale.

(n) For a period of one (1) year from the effective date of the Registration Statement, the Company, at its expense, shall provide the Representatives on a weekly basis with a copy of the Company’s weekly transfer sheets from the previous week and securities positions listings.

(o) For a period of two (2) years from the effective date of the Registration Statement, the Company, at its expense, shall obtain and keep current a listing in the Standard & Poors Manual;

(p) During the period of three (3) years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

(q) The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent, for a period ending at 5:00 p.m. Eastern time on

Roth Capital Partners

Maxim Group

June     , 2004

the first business day following the thirtieth (30th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

(r) The Company will use its good faith best efforts to maintain its key person life insurance with a insurer rated at least AA or better in the most recent addition of “Best’s Life Reports” in the amount of $2,000,000 on the life of Barry Sloane in full force and effect for a period of three (3) years from the Closing Date. The Company shall be the sole beneficiary of such policy.

(s) Upon conclusion of the Offering, the Company will continue to engage (for no less than one (1) year from the date of the Closing Date) a financial public relations firm mutually acceptable to the Company and the Representatives. The Company further agrees to consult with the Representatives as is customary within the securities industry prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed Offering, it being agreed that the Company shall give the Representatives no less than twelve (12) hours prior notice of any such distribution and a reasonable opportunity during or prior to such period to review the contents of the proposed distribution.

(t) The Company has or will retain a transfer agent reasonably acceptable to the Representatives for the Shares and shall continue to retain such transfer agent for a period of three (3) years following the Closing Date.

(u) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus. Without the written consent of the Representatives, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(v) The Company will use its best efforts to effect and maintain the listing of the Shares on NASDAQ.

(w) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(x) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

(y) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which

Roth Capital Partners

Maxim Group

June     , 2004

could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(z) The Company shall cause to be prepared and delivered to the Representatives, at its expense, within one (1) business day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Shares for at least the period during which a Prospectus relating to the Shares is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

6. Consideration; Payment of Expenses; Right of First Refusal.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Shares purchased) of the following compensation:

(i) An underwriting discount of six percent (6.0%); and

(ii) a non-accountable expense allowance equal to two and one-half percent (2.5%) of the gross proceeds of the Offering (including proceeds from the sale of Additional Shares, which shall be borne by the Selling Shareholders). The Company has heretofore paid a $50,000 advance to the Representatives, which shall be applied against the non-accountable expense allowance.

(b) The Representatives reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination

Roth Capital Partners

Maxim Group

June     , 2004

shall be made by the NASD to the effect that the Underwriters’ aggregate compensation is in excess of NASD rules or that the terms thereof require adjustment.

(c) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following:

(i) all expenses in connection with the preparation, printing, “edgarization” and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering;

(iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering and the cost of three (3) bound volumes of such documents for the Representatives;

(iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey undertaken by such counsel;

(v) the filing fees incident to, and the fees and disbursements of Underwriters’ Counsel in connection with, securing any required review by the NASD of the terms of the Offering;

(vi) all fees and expenses in connection with listing the Shares on the NASDAQ;

(vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (“Road Show Expenses”);

(viii) any stock transfer taxes incurred in connection with this Agreement or the Offering

(ix) the cost of preparing stock certificates representing the Shares;

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Maxim Group

June     , 2004

(x) the cost and charges of any transfer agent or registrar for the Shares; and

(xi) all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 6.

(d) In addition to the costs and expenses set forth in Section 6(c), the Company will be responsible for all of the Underwriters’ Road Show Expenses and the cost of two (2) “tombstone” advertisements to be placed in appropriate daily or weekly periodicals of the Representatives’ choice (i.e., The Wall Street Journal and The New York Times). The amount of all costs described in this Section 6(d) shall not exceed $100,000.

(e) At the Closing, the Company shall issue a payment of $5,000 to Underwriters’ Counsel in consideration of “Blue Sky” services rendered. The Company shall also pay, as due, state registration, qualification and filing fees, NASD filing fees and accountable out-of-pocket disbursements in connection with such registration, qualification or filing.

(f) It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 6 or 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all accountable expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

(g) The Company hereby grants to the Representatives, for a period of fifteen (15) months from the Closing Date, the right of first refusal to act as lead underwriter or placement agent for any and all future public and private equity offerings of the Company, or any successor to or any subsidiary of the Company during such fifteen (15) month period.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares, and each of the foregoing and following conditions must be satisfied as of each Closing.

Roth Capital Partners

Maxim Group

June     , 2004

(a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) The Representatives shall have received the favorable written opinion of Cozen O’Conner, legal counsel for the Company, dated as of the Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

(c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters’ Counsel.

(d) The Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or

Roth Capital Partners

Maxim Group

June     , 2004

consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

(e) On the date of this Agreement, on the Closing Date and, as the case may be, on each Additional Closing Date, the Representatives shall have received a “cold comfort” letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representatives and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter and, with respect to letters issued as of Additional Closing Dates, confirming the conclusions and findings set forth in such prior letter.

(f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) The Representatives shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached hereto as Annex II.

(h) The Representatives shall have received a duly executed management confirmation letter from the Company’s directors and officers relating to certain information appearing in the Registration Statement, which letter shall be in the form previously delivered to the Representatives in connection with the filing of the Preliminary Prospectus.

(i) The Representatives shall have received a letter from Jorden Burt LLP to the effect that the Underwriters may rely on the legal opinion of such firm, dated January 13, 2004, addressed to the Company.

Roth Capital Partners

Maxim Group

June     , 2004

(j) The Shares shall have been approved for quotation on NASDAQ.

(k) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(m) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters’ Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Representatives and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the consummation of the Closing, and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification.

(a) The Company and each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by such party contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission made by such party to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

Roth Capital Partners

Maxim Group

June     , 2004

provided, however, that neither the Company nor any Selling Shareholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability, which the Company or any Selling Shareholder may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it

Roth Capital Partners

Maxim Group

June     , 2004

is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Shareholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the

Roth Capital Partners

Maxim Group

June     , 2004

meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or and each Selling Shareholder bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company, the Selling Shareholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, an applicable Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately

Roth Capital Partners

Maxim Group

June     , 2004

preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

10. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representatives in its sole discretion shall make.

(b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Default Shares as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 10 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file

Roth Capital Partners

Maxim Group

June     , 2004

promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and 2 hereof and the covenants and agreements contained in Sections 5, 6, 8, 9, this Section 11 and Sections 15 and 16 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Representatives and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall remain in full force and effect at all times after the execution hereof.

(b) The Representatives shall have the right to terminate this Agreement at any time prior to the consummation of the Closing or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the consummation of any closing to occur on an Additional Closing Date, as the case may be, if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange, The NASDAQ National Market or the American Stock Exchange (“AMEX”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, The NASDAQ National Market or the AMEX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or trust preferred stock by any “nationally

Roth Capital Partners

Maxim Group

June     , 2004

recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 12 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representatives or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, Attention: Christopher D. Jennings, Managing Director, and to Maxim Group LLC, 405 Lexington, New York, New York 10174, Attention: Anthony J. Sarkis, Managing Director, in each case, with a copy to Underwriters’ Counsel at Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York, 10017, Attention: Douglas S. Ellenoff, Esq.; and

(b) if sent to the Company or a Selling Shareholder, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

Roth Capital Partners

Maxim Group

June     , 2004

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Shareholders and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

15. Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters, the Company and each Selling Shareholder: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND THE SELLING SHAREHOLDERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

16. Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms

Roth Capital Partners

Maxim Group

June     , 2004

hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

17. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature Pages Follow]

Roth Capital Partners

Maxim Group

June     , 2004

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

NEWTEK BUSINESS SERVICES, INC.

By:
Name:
Title:

SELLING SHAREHOLDERS:

Barry S. Sloane

Jeffrey G. Rubin

Brian A. Wasserman

[Signature Pages Continue]

Roth Capital Partners

Maxim Group

June     , 2004

Accepted by the Representatives, acting for themselves and as

Representatives of the Underwriters named on Schedule A attached hereto,

as of the date first written above:

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

[End of Signature Pages to Underwriting Agreement]

SCHEDULE A

Underwriters

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised
Roth Capital Partners, LLC
Maxim Group LLC
TOTAL

SCHEDULE B

Selling Shareholders

Selling Shareholder	Shares of Common Stock Subject to Over-Allotment Option
Barry S. Sloane
Brian A. Wasserman
Jeffrey G. Rubin

SCHEDULE C

Subsidiaries of the Company

1.	Wilshire Alabama Partners, LLC, an Alabama limited liability company
2.	Wilshire Advisors, LLC, a New York limited liability company
3.	Wilshire New York Advisers II, LLC, a New York limited liability company
4.	Wilshire New York Partners III, LLC, a New York limited liability company
5.	The Whitestone Group, LLC, a New York limited liability company
6.	Wilshire Investors, LLC, a Wisconsin limited liability company
7.	Wilshire Georgia Partners, LLC, a Georgia limited liability company
8.	Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company
9.	Wilshire Louisiana Partners, II, a Louisiana limited liability company
10.	Wilshire Louisiana Partners, III, a Louisiana limited liability company
11.	Wilshire Partners, LLC, a Florida limited liability company
12.	Newtek Securities, LLC, a New York limited liability company
13.	BJB Holdings, Inc., a New York corporation
14.	Wilshire Holdings I, a New York corporation
15.	Wilshire Holdings II, a New York corporation
16.	REXX Environmental Corporation, a New York corporation
17.	Whitestone Capital Markets, Inc., a New York corporation
18.	Wilshire Colorado Partners, LLC, a Colorado limited liability company
19.	Wilshire Texas Partners, LLC, a Texas limited liability company
20.	SBA, Inc., a Delaware corporation
21.	Newtek Small Business Finance, Inc., a New York corporation
22.	Harvest Strategies, LLC, a New York limited liability company
23.	PPM Link, LLC, a New York limited liability company
24.	Universal Processing Services, LLC, a New York limited liability company
25.	Universal Processing Services—Louisiana, LLC, a Louisiana limited liability company
26.	Universal Processing Services—Wisconsin, LLC, a Wisconsin limited liability company
27.	Universal Processing Services—Colorado, LLC, a Colorado limited liability company
28.	Group Management Technologies, LLC, a Florida limited liability company
29.	Group Management Technologies of Louisiana, LLC, a Louisiana limited liability company
30.	Global Small Business Services, LLC, a Florida limited liability company
31.	Exponential Business Development Company, Inc., a New York corporation
32.	DC Media Finance, LLC, a New York limited liability company
33.	Advanced Internet Design & Applications, LLC, a New York limited liability company
34.	Newtek Tax Services, LLC, a New York limited liability company
35.	Newtek Insurance Agency, LLC, a District of Columbia limited liability company
36.	Transworld Business Brokers of New York LLC, a New York limited liability company
37.	CCC Real Estate Holdings, LLC, a Delaware limited liability company
38.	Newtek Funding Corporation, a New York corporation
39.	BuySeasons, LLC a Wisconsin limited liability company
40.	Global Business Advisers of Wisconsin, LLC (dba Newtek Capital Advisors of Wisconsin),
41.	Newtek Community Financial Services of Wisconsin, LLC

42.	Global Small Business Services, LLC, a Florida limited liability company
43.	Automated Merchant Services, Inc., a Florida corporation
44.	Wilshire Louisiana Capital Management Fund, LLC, a Louisiana limited liability company
45.	Louisiana IT Specialists, LLC, a Louisiana limited liability company
46.	Louisiana Community Financial Services, LLC, a Louisiana limited liability company
47.	New Technologies Solutions, LLC, a Colorado limited liability company

SCHEDULE D

Lock-Up Parties

Barry Sloane

Jeffrey G. Rubin

Brian A. Wasserman

David C. Beck

Christopher G. Payan

Jeffrey M. Schottenstein

Steven A. Shenfeld

John R. Cox

T. Alan Schmidt

ANNEX I

Form of Opinion of Company Counsel

All capitalized terms used but not defined in this Annex I shall have the meanings ascribed to such terms in the Underwriting Agreement to which this Annex is attached.

1. Each of the Company and its Subsidiaries has been organized and validly exists as a corporation in good standing in accordance with and under the laws of its jurisdiction of incorporation, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

2. The Company has full right, power and authority to execute and deliver this Agreement and the Shares and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Shares and consummation of the transactions contemplated by Underwriting Agreement, the Registration Statement and the Prospectus and as described in the Registration Statement and the Prospectus have been duly and validly taken.

3. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not in violation of or subject to any preemptive or, to such counsel’s knowledge, similar rights that entitle or will entitle any Person to acquire any Shares from the Company upon issuance or sale thereof.

4. The Shares to be delivered on the Closing Date and, as applicable, the Additional Closing Date, have been duly and validly authorized and, when delivered in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel’s knowledge, similar rights that entitle or will entitle any Person to acquire any Shares from the Company upon issuance or sale thereof.

5. Except has set forth in the Registration Statement and the Prospectus, all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and owned directly or indirectly by the Company, free and clear of all Liens. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

6. All private offers and sales of securities prior to the date hereof by the Company or any Subsidiary (including, without limitation, any Capco) have been validly exempt from registration under the Securities Act and have been properly filed or registered with all applicable state securities authorities pursuant to appropriate “blue sky” filings or otherwise.

7. Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement.

8. The Common Stock currently outstanding is quoted, and the Shares are duly authorized for quotation, on the NASDAQ.

9. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

10. To such counsel’s knowledge, and other than as set forth in the Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated.

11. The execution, delivery, and performance of the Underwriting Agreement and consummation of the transactions contemplated by Underwriting Agreement, the Registration Statement and the Prospectus do not and will not: (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of the Company or any of its Subsidiaries or their respective properties or assets may be bound or (b) violate or conflict with any provision of the certificate or articles of incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

12. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement or consummation of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by the NASD.

13. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

14. The statements under the captions “Description of Capital Stock” and “Underwriting” in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

15. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

16. All members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations.

17. The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made.

18. To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

19. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws and, to such counsel’s knowledge after due inquiry, neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the

Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.

20. Each of the Company and its Subsidiaries has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under applicable SBA Rules and Regulations and insurance regulations, as are necessary to own, lease, license and operate their respective properties and to conduct their respective businesses, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto. To the best knowledge of such counsel, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization.

In addition to the foregoing legal opinions, the opinion letter of counsel shall contain the following statement (it being understood that such statement itself shall not constitute a legal opinion): “As counsel, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to our attention which would lead us to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).”

When used in the legal opinion, the term “knowledge” shall mean the knowledge (after due investigation) of attorneys and paralegals of the Firm who have represented the Company and/or the Subsidiaries.

ANNEX II

Form of Lock-Up Agreement

            , 2004

ROTH CAPITAL PARTNERS, LLC

24 Corporate Plaza

Newport Beach, CA 92660

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

As Representatives of the Underwriters

Re:	Newtek Business Services, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Newtek Business Services, Inc., a New York corporation (the “Company”), of its Common Stock, $0.02 par value per share (the “Stock”). The Offering is governed by the certain Underwriting Agreement, dated as of             , 2004 (the “Underwriting Agreement”), by and among the Company, Roth Capital Partners, LLC and Maxim Group LLC (the “Representatives”), as representatives of the several underwriters named therein.

In order to induce the Representatives to underwrite the Offering, the undersigned (on behalf of himself and his Permitted Transferees (as defined below)) hereby agrees that, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, during the period from the date hereof until nine (9) months from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned and his Permitted Transferees: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means any common stock or other security of the Company or any Subsidiary thereof that is convertible into, or exercisable or exchangeable for common stock or equity securities or that holds the right to acquire any common stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

Notwithstanding the foregoing, during the Lock-Up Period, the undersigned may transfer shares of Common Stock only for bona fide tax or estate planning purposes and solely to his spouse, brothers and sisters, lineal ascendants or descendants or trusts for the benefit of such individuals (the “Permitted Transferees”), it being agreed that: (A) such gifts or transfers of Common Stock shall not exceed 30,000 shares of Common Stock for each such individual during the Lock-Up Period, and (B) that the shares of Common Stock gifted shall be valued at the Fair Market Value (as in the Underwriting Agreement) on the date of the gift or transfer. All Permitted Transferees will be subject to the terms hereof.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

The undersigned hereby further agrees that, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

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